Exhibit 10.18

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXCLUSIVE SUPPLY AGREEMENT

THIS EXCLUSIVE SUPPLY AGREEMENT (this “Agreement”) is entered into as of this _7_ day of February, 2013 (the “Effective Date”), by and between NEPHRON PHARMACEUTICALS CORPORATION, a Florida corporation (“Nephron”), and REVITALID, INC., a Delaware corporation (“RevitaLid”). Nephron and RevitaLid shall each individually be referred as a “Party” (and collectively referred to as the “Parties”).

RECITALS

A.                                    Nephron specializes in the manufacture of pharmaceuticals and other health care products in topical, oral, inhaled and ophthalmic formulations and has knowledge and experience relating to certain pharmaceutical packaging and filling technology.

B.                                    RevitaLid desires to engage Nephron to provide certain services to RevitaLid in connection with the processing and packaging of certain pharmaceutical products and Nephron desires to provide such services, pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth below, the Parties agree as follows:

1.                                      DEFINITIONS. As used in this Agreement, the words, phrases and abbreviations set forth below have the following meanings:

1.1.                            “Agreement” means this Exclusive Supply Agreement, together with all of the Exhibits to this Agreement.

1.2.                            “Affiliate” means, with respect to a Party, any entity that controls or is controlled by such party, or is under common control with such Party. For purposes of this definition, an entity shall be deemed to control another entity if it owns or controls, directly or indirectly, at least fifty percent (50%) of the voting equity of another entity (or other comparable interest for an entity other than a corporation).

1.3.                            “API” means oxymetazoline hydrochloride. Nephron shall be responsible for procuring API from a supplier approved by RevitaLid.

1.4.                            “Batch” means a specific quantity of the Product comprising a batch size mutually agreed upon in writing between RevitaLid and Nephron, and that (a) is intended to have uniform character and quality within specified limits, and (b) is produced according to a single manufacturing order during the same cycle of manufacture.

1.5.                            “Carton” means the standard packaging size of the Product, consisting of thirty (30) single doses of the Product.

1.6.                            “Certificate of Analysis” or “COA” means the certificate to be issued by Nephron for each Batch of the Product delivered under this Agreement in compliance with cGMPs stating

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

the specifications, the testing completed and results, the analytical methods used, and the testing results.

1.7.                            “Certificate of Compliance” means the certificate to be issued by Nephron stating that the Product was manufactured and tested in compliance to applicable cGMPs guidelines, internal policies and procedures.

1.8.                            “cGMPs” means the current Good Manufacturing Practices required by the FDA or other Regulatory Authorities and set forth in the FD&C Act or FDA Regulations, policies or guidelines, effective as of the date of the Production of a Batch, for the Production and testing of pharmaceutical materials as applied solely to the Product.

1.9.                            “Clinical Trials” means use of the Product for the purpose of conducting human studies to determine the safety, efficacy or other characteristics for clinical development of the Product for the purpose of seeking pharmaceutical regulatory approval.

1.10.                     “Clinical Trial Materials” means Product and placebo to be used for Clinical Trials.

1.11.                     “Commercial Phase” means the period of supply of the Product commencing after the approval of the NDA for the Product by the FDA.

1.12.                     “Confidential Information” means, with respect to a party, all information (and all tangible and intangible embodiments thereof) that is disclosed by such party to the other party and is marked, identified as or otherwise acknowledged to be confidential at the time of disclosure to the other party. Notwithstanding the foregoing, Confidential Information of a party shall not include information that the other party can establish by written documentation (a) to have been publicly known prior to disclosure of such information by the disclosing party to the receiving party; (b) to have become publicly known, without the fault of the receiving party, subsequent to disclosure of such information by the disclosing party to the receiving party; (c) to have been received by the receiving party at any time from a source, other than the disclosing party, rightfully having possession of and the right to disclose such information; (d) to have been otherwise known by the receiving party prior to disclosure of such information by the disclosing party to the receiving party; or (e) to have been independently developed by employees or agents on behalf of the receiving party without access to or use of such information disclosed by the disclosing party to the receiving party (each, a “Confidentiality Exception”).

1.13.                     “Development” means studies conducted by Nephron under this Agreement to develop a process Production in accordance with the Specifications and cGMPs, provided such studies have been agreed to in writing by the Parties.

1.14.                     “Effective Date” has the meaning set forth in the preamble to this Agreement.

1.15.                     “EMA” means the European Medicines Agency.

1.16.                     “Exhibits” means the exhibits to this Agreement, consisting of: (i) the Purchase Price (Exhibit A); (ii) the Quality Agreement (Exhibit B); and (iii) the Specifications (Exhibit C).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.17.                     “FDA” means the United States Food and Drug Administration or any successor entity thereto.

1.18.                     “FD&C Act” means the United States Federal Food, Drug and Cosmetic Act, as may be amended from time to time, and the rules and regulations promulgated thereunder.

1.19.                     “Firm Purchase Commitment’’ means the obligation of Nephron to supply and of RevitaLid to purchase, the quantities forecasted by RevitaLid in accordance with Section 5.3 below.

1.20.                     “IND” means an Investigational New Drug application for the Product, as defined in the FD&C Act or the FDA Regulations.

1.21.                     “Invention” means any invention, discovery, composition, enhancement, technology, data or information (whether or not patentable).

1.22.                     “Labeling” means all labels and other written, printed, or graphic matter upon: (i) the Product or any container, carton, or wrapper utilized with the Product, or (ii) any written material accompanying the Product, including, without limitation, product inserts that bear the trademarks or trade dress of RevitaLid, or other matter designated in the Specifications.

1.23.                     “Master Batch Record” shall have the meaning set forth in Section 5.6.

1.24.                     “Minimum Obligation” means the minimum number of Units to be purchased by RevitaLid each month during the Commercial Phase.

1.25.                     “NDA” means a New Drug Application for the Product, as defined in the FD&C Act or the FDA Regulations.

1.26.                     “Nephron SC” means Nephron SC, Inc., a South Carolina corporation.

1.27.                     “SOPs” means Nephron’s Standard Operating Procedures. Nephron shall be responsible at all times to cause the Product-specific Nephron SOPs to be consistent with this Agreement.

1.28.                     “Order Forecast” shall have the meaning ascribed to it in Section 5.2.

1.29.                     “Purchase Order” shall have the meaning ascribed to it in Section 5.3.

1.30.                     “Process Invention(s)” means (a) any know-how, proprietary methods, technical information or processes used in Production; (b) intellectual property rights owned or held by Nephron reasonably useful and necessary for Nephron to perform its obligations under this Agreement and which are exclusive of any RevitaLid Intellectual Property or Product Inventions that are owned by or licensed to Nephron; and (c) any Invention made solely by employees or representatives of Nephron that constitutes an improvement or enhancement to any proprietary method or process of Nephron used in Production, provided that such Invention does not incorporate, use or otherwise compete with the Product.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1.31.                     “Product” means oxymetazoline hydrochloride as a topical eye-drop used to treat blepharoptosis, developed by RevitaLid, as more fully described in the Specifications.

1.32.                     “Product Invention” means any Invention relating to the Product or its use made in connection with the performance of this Agreement.

1.33.                     “Product Requirements” means (a) cGMPs, (b) the directions, processes, methods, materials and other requirements set forth in this Agreement, including the Master Batch Records, the Quality Agreement and Nephron’s SOPs, and (c) the Specifications.

1.34.                     “Production,” “Produce” or “Produced” means producing, filling, packaging, inspecting, labeling, and testing of the Product by Nephron.

1.35.                     “Purchase Price” means the amounts to be paid by RevitaLid for Clinical Trial Material and for the Production of the Product during the Commercial Phase, as more fully described on Exhibit A attached to this Agreement, as amended, supplemented or restated from time to time in accordance with the terms of this Agreement or as the Parties otherwise mutually agree in writing.

1.36.                     “Quality Agreement” means the Quality Agreement to be prepared and attached as Exhibit B to this Agreement pursuant to Section 4.1 of this Agreement, as amended, supplemented or restated from time to time in accordance with Section 4.3 or as the Parties otherwise mutually agree in writing.

1.37.                     “Regulatory Authority(ies)” means those agencies or authorities responsible for regulation of the Product in the United States per FDA regulations, in Europe per EMA regulations, and in Canada per Health Services, Canada. If Nephron needs to comply with other agencies, it will be addressed on a case-by-case basis as agreed to in writing by both Parties.

1.38.                     “Released Executed Batch Record” means the completed batch record (in the form of the applicable Master Batch Record) and associated deviation reports, investigation reports, and Certificates of Analysis (provided in accordance with the Quality Agreement) created for each Batch of the Product and approved as released to RevitaLid under cGMPs by Nephron.

1.39.                     “Specifications” means the written specifications for the Product, containing manufacturing and testing requirements for the Product, as well as raw material, packaging component, labeling, and quality assurance specifications, to be prepared and attached as Exhibit C to this Agreement pursuant to Section 4.1 of this Agreement, as amended, supplemented or restated from time to time in accordance with Section 4.2.2.

1.40.                     “Term” has the meaning set forth in Section 16 of this Agreement.

1.41.                     “Unit” means a package containing a single dose of the Product.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2.                                      EXCLUSIVE SUPPLY OF PRODUCT. Subject to the terms and conditions of this Agreement, Nephron hereby agrees to Produce for, and deliver to RevitaLid, and RevitaLid agrees to purchase exclusively from Nephron, all of RevitaLid’s requirements for the Product, except as otherwise specifically set forth in Section 3 below.

3.                                      SUPPLY FOR CLINICAL TRIALS.

3.1.                            Subject to the terms and conditions of this Agreement, Nephron shall Produce the Clinical Trial Material as requested by RevitaLid in accordance with the Specifications, the applicable laws, Manufacturing and Controls (CMC) section of the Product’s IND (and all amendments and supplements thereto), and the terms and conditions of this Agreement.

3.2.                            The Parties agree that, at a minimum, Nephron shall Produce [***] batches of Clinical Trial Material. The delivery schedule for these Batches shall be agreed by the Parties. The [***] Batches shall consist of [***] Batch which will also be used [***] in support of the filing of the NDA. Prior to the commencement of such Production activities, the Parties will mutually agree upon a Production schedule for the Clinical Trial Material.

3.3.                            The Parties specifically acknowledge and agree that Clinical Trial Material for RevitaLid’s Phase II proof of concept Clinical Trial are not included as part of this Agreement, and that RevitaLid may contract with a separate third party supplier for such materials.

3.4.                            RevitaLid shall pay Nephron the Purchase Price (Exhibit A) associated with such Clinical Trial Material for the supply of the Clinical Trial Material under Section 3.2. The Purchase Price for any additional Clinical Trial Material requested by RevitaLid shall be mutually agreed upon by the Parties.

4.                                      QUALITY AGREEMENT: AMENDMENT TO SPECIFICATIONS.

4.1.                            Quality Agreement. The Quality Agreement (Exhibit B) further details the quality assurance obligations and responsibilities of the Parties with respect to the Product. Notwithstanding anything to the contrary in this Agreement or in any other document or agreement, in the event of a conflict between this Agreement and the Quality Agreement, the Quality Agreement shall govern and control with respect to quality and regulatory matters, and this Agreement shall govern and control with respect to all other matters. At the reasonable request of either party, the Parties shall negotiate in good faith amendment(s) to the Quality Agreement (a) to address matters specific to the Production of the Product for sale and use outside the United States, and (b) to address regulatory concerns raised by a Regulatory Authority or concerns relating to regulatory compliance or quality raised by a party.

4.2.                            Amendment to Specifications.

4.2.1.                       At the reasonable request of RevitaLid, the Parties shall negotiate in good faith modification(s) to the Specifications (Exhibit C) to address regulatory concerns raised by any Regulatory Authority or raised by RevitaLid.

4.2.2.                       In the event of any modification(s) to the Specifications result in an increase in the costs to Nephron, then the Parties shall negotiate in good faith an increase in the Purchase Price to reflect such increased cost. Notwithstanding the foregoing, if RevitaLid should

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

decide to change the Specifications with regard to the Product, RevitaLid shall be liable for any and all additional costs for materials, including but not limited to, Raw Materials, shipping materials or other items previously purchased by Nephron in reasonable anticipation of use under this Agreement which have become unnecessary as a result of such change and cannot be used by Nephron in its manufacturing efforts for its other customers (collectively, the “Incurred Material Costs’”); provided, however, that Nephron has notified RevitaLid in writing of such Incurred Material Costs prior to the date of any amendment to the Specifications.

4.2.3.                       In the event that any change contemplated under Section 4.2 that is requested by RevitaLid that has the effect of delaying a scheduled manufacturing run, then Nephron shall use its commercially reasonable efforts to accommodate such run as soon as reasonably practicable. The Parties agree that Nephron shall not be liable to RevitaLid for any loss or damages incurred by RevitaLid to the extent resulting from such delay.

4.2.4.                       In the event that RevitaLid requests a change, whether planned or unplanned, that causes a delay to a manufacturing run scheduled by Nephron to fulfill any accepted Purchase Order, RevitaLid shall be liable for any and all Incurred Material Costs; provided, however, that Nephron has notified RevitaLid in writing of such Incurred Material Costs prior to the date of any amendment to (he manufacturing schedule.

4.2.5.                       In the event that Nephron requests a change, whether planned or unplanned, that causes a delay to a manufacturing run scheduled by Nephron to fulfill any accepted Purchase Order then RevitaLid shall not be liable for any Incurred Material Costs. Nephron shall, in good faith and using commercially reasonable efforts, limit any delay resulting from such change to less than thirty (30) days; provided, however, that if the change requested by Nephron results in a delay to the manufacturing run longer than sixty (60) days in the aggregate, the Parties shall mutually agree upon a fair and equitable reduction in the Purchase Price for the applicable the Product to compensate RevitaLid for such delay.

4.3.                            Raw Product and Testing.

4.3.1.                       RevitaLid authorizes Nephron to procure from qualified vendors in accordance with this Agreement all required API, Raw Materials and supplies (collectively referred to as “Raw Materials”) required to meet the Order Forecasts provided by RevitaLid, the cost of which are included as part of Exhibit A. In addition, RevitaLid authorizes Nephron to ship out all necessary samples for outside testing as soon as reasonable practical in accordance with the Product Requirements and the direction of RevitaLid.

4.3.2.                       In the event that Raw Materials are either not available despite being ordered in advance adhering to supplier’s stated lead-time, or on back order from a vendor, or received Raw Materials do not meet Specifications, and in each case such delay is out of the reasonable control or foresight of the Parties, the scheduled Production of the Product shall be delayed at no cost or liability to either party; provided, however, that if such delay is caused solely by Nephron and is longer than thirty (30) days in the aggregate, the Parties shall mutually agree upon a fair and equitable reduction in the Purchase Price for the applicable Product to compensate RevitaLid for such delay, and Nephron will use its commercially reasonable efforts to locate alternative sources of the back ordered Raw Materials. If a vendor is located, said

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

vendor must be qualified prior to any material being used in the manufacture of the Product. Nephron will qualify such vendor under the terms of this Agreement.

5.                                      SUPPLY OF PRODUCT: FORECASTS: ORDERS.

5.1.                            Supply and Purchase of Product. During the Commercial Phase of the Term, Production shall be in accordance with the Specifications, the applicable laws, Manufacturing and Controls (CMC) section of the Product’s NDA (and all amendments and supplements thereto), and the terms and conditions of this Agreement.

5.2.                            Order Forecasts.

5.2.1.                       RevitaLid shall deliver to Nephron at least sixty (60) days prior to the month in which the first commercial sale of the Product (the “Initial Month”) is projected to occur, (i) RevitaLid’s rolling forecast (the “Order Forecast”) for the twelve (12) month period commencing with the first calendar day of the Initial Month, and (ii) with respect to RevitaLid’s first Purchase Order of the Product, a written Purchase Order and requested delivery dates for the initial sixty (60) day period commencing with the Initial Month. Thereafter, RevitaLid shall deliver to Nephron prior to the end of each calendar month, an updated Order Forecast for the Product for the next succeeding twelve (12) months period (the “Monthly Forecast”). The Monthly Forecast shall be updated by the 10th day of the month on a twelve (12) month rolling basis.

5.2.2.                       If Nephron is unable to accept (i) the quantities staled for any new month in the Monthly Forecast, or (ii) quantities in excess of previously forecasted quantities (collectively, the quantities in (i) and (ii) referred to as “Additional Quantities’’), then Nephron shall notify RevitaLid in writing within five (5) calendar days after receipt of the Monthly Forecast; otherwise such Additional Quantities shall be deemed to have been approved and accepted by Nephron. The Parties shall negotiate in good faith to resolve any issues with respect to Additional Quantities which Nephron is unable to accept for any month(s) stated in the Monthly Forecast, based on Nephron’s available capacity.

5.2.3.                       In the event that RevitaLid becomes aware that its actual requirements will differ from any Order Forecasts delivered to Nephron, RevitaLid will inform Nephron of these changed requirements as promptly as possible.

5.3.                            Firm Purchase Commitment.

5.3.1.                       The forecast of the next current [***] period of the Monthly Forecast shall always constitute a firm purchase commitment (the “Firm Purchase Commitment”) which shall state in detail the quantities of Products ordered and the required delivery dates, and shall be binding on the Parties regarding Products to be purchased, unless the Parties are unable to resolve any issues with respect to Additional Quantities. In such an event, the Parties will agree to the Firm Purchase Commitment for the month in which there exist any unresolved issues for Additional Quantities. The forecast for the remaining [***] period of the Monthly Forecast is for planning purposes only and shall not constitute a commitment to purchase or supply Product, except month [***] which shall be used for planning of purchased materials. In the event that RevitaLid does not ultimately purchase the forecast quantities for the Firm Purchase

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Commitment period, it shall be obligated to pay to Nephron for any deficient quantities under Firm Purchase Commitment, unless the Parties otherwise agree that such deficient quantities may be transferred to the next Firm Purchase Commitment period.

5.3.2.                       Additional Quantities. Should any Purchase Order seek to purchase Product in amounts substantially in excess of the Firm Purchase Commitment, or should RevitaLid desire to increase the amount of Product to be manufactured pursuant to any Purchase Order already submitted, then Nephron shall use commercially reasonable efforts to comply with such requested changes; but Nephron shall not be liable to RevitaLid for any inability, despite its commercially reasonable efforts, to manufacture such excess quantities.

5.4.                            Purchase Order. RevitaLid shall place with Nephron a purchase order in writing from time-to-time for each order of the Product, which shall conform to the forecasting and ordering processes agreed to by the Parties in Section 5.3 above (a “Purchase Order”‘). All Purchase Orders shall be subject to the terms and conditions of this Agreement, which are incorporated by reference into each Purchase Order.

5.5.                            Acceptance. Within seven (7) days of receipt of each Purchase Order, Nephron will confirm to RevitaLid the date of delivery of the Product ordered by RevitaLid in writing. An order that is so accepted by Nephron shall constitute an “Acceptance,” which shall be binding and not subject to any variation. The terms and conditions of this Agreement will control over any terms contained in any RevitaLid written Purchase Order, written acceptance or acknowledgement by Nephron, invoice or any other document that is not clearly an amendment to this Agreement signed by both Parties.

5.6.                            Documentation. A Master Batch Record and associated SOPs detailing the processes and procedures for manufacturing the Product in conformance with the Specifications shall be generated by Nephron; provided, however that they must be reviewed and approved in writing by Nephron and by RevitaLid prior to Production (the “Master Batch Record”). Any substantive change (e.g., one that would require a change in revision level per Nephron Document Control SOP) to the approved Master Batch Record must be reviewed and approved in writing by Nephron and RevitaLid prior to any change being implemented. It is the responsibility of RevitaLid to ensure that proper Regulatory Authorities approve the suggested changes, if necessary. Each Batch of Production and shall be documented in a production copy of the Master Batch Record, known as an Executed Batch Record. Each copy of the Executed Batch Record for such Batch of the Product shall be assigned a unique batch number by Nephron. Any deviation from the manufacturing process specified in the Master Batch Record must be documented in the copy of the Master Batch Record for that Batch using a deviation form. Nephron shall provide RevitaLid with one (1) copy of a Released Executed Batch Record with a completed Batch of the Product as soon as practical but no later than within two (2) weeks following completion of such batch. AH Nephron SOPs shall be made available to RevitaLid for review at Nephron’s facility. RevitaLid shall not be allowed to copy or duplicate any Nephron SOPs without the prior written consent of Nephron. After the Effective Date, RevitaLid will be permitted to review all relevant general SOPs so long as they do not compromise confidentiality of other clients and all reviews must be on-site only. In no event shall RevitaLid be provided copies of these general SOPs, nor shall RevitaLid remove said documents from Nephron’s facility.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.7.                            Delivery Terms. In accordance with the Product Master Plan, Nephron shall deliver each Batch, FOB (Incoterms 2010)). Nephron shall be responsible for the loading of the Product on to RevitaLid’s designated carrier, and shall bear risk of loss of such loading. RevitaLid shall procure, at its expense, insurance covering damage or loss of the Product during shipping. The risk of loss and title to each Batch passes to RevitaLid upon delivery.

5.8.                            Clinical Trial Material and Commercial Phase Orders and Pricing. The Purchase Price for the Product during the Commercial Phase is determined in accordance with Exhibit A and shall be payable as set forth in Section 5.9 of this Agreement.

5.9.                            Payment Schedule for the Product. RevitaLid shall pay the Purchase Price for each Batch within thirty (30) days of RevitaLid’s receipt of Nephron’s invoice, which invoice may not be submitted by Nephron prior to Product Acceptance as set forth in Section 7.1 below.

6.                                      PRODUCTION OF PRODUCT.

6.1.                            Production. Production shall be in accordance with the terms of this Agreement. RevitaLid shall have the right, subject to Nephron’s standard visitation policy, to access the Nephron facilities to review all applicable records related to Production in accordance with the Quality Agreement. RevitaLid shall have the right (a) to generally review’, and (b) to review all relevant documentation; provided, however, that RevitaLid shall not have the right to be physically present during the manufacturing of the Product (from component preparation through final filling and labeling) except as expressly set forth in this Agreement. If RevitaLid discovers variances in the documentation from established standards and methods of Production, RevitaLid shall give written notice thereof to Nephron, and upon receipt of any such notice, Nephron promptly shall take all appropriate remedial or corrective action and give written notice to RevitaLid describing in reasonable detail of such actions taken.

6.2.                            Audits. RevitaLid shall have the right to audit Nephron’s facilities in accordance with the Quality Agreement. RevitaLid shall have the additional right to audit Nephron’s facilities to address significant Product quality or safety problems (each a “For Cause Audit”) as discovered through the Product failures or complaints related to Production. Such audits shall be scheduled at mutually agreeable times upon reasonable advance written notice to Nephron, shall be at RevitaLid’s expense, and, other than For Cause Audits which may be scheduled and conducted as applicable, shall not occur more than one (1) time per calendar year or exceed three (3) days in length, after successful completion of a pre-approval inspection audit, unless required by Nephron’s compliance status or RevitaLid’s needs or obligations as a license holder. The incremental costs incurred by Nephron with Respect to any additional audits shall be paid by RevitaLid. In connection with performing such audits, RevitaLid shall comply with all reasonable rules and regulations promulgated by Nephron relating to confidentiality, safety and security.

6.3.                            Testing. In accordance with the Quality Agreement, Nephron shall test, or cause to be tested by third party testing facilities audited by Nephron, and approved by RevitaLid, in accordance with the Product Requirements, each Batch of the Product produced pursuant to this Agreement before delivery to RevitaLid. Any third party testing facilities chosen by RevitaLid and not previously audited by Nephron will be audited by Nephron, at RevitaLid expense. A Certificate of Analysis and a Certificate of Compliance for each Batch of the Product delivered to RevitaLid shall set forth the items tested, specifications, and test results in accordance with the

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Quality Agreement. Nephron shall send, or cause to be sent, to RevitaLid such certificates along with one (1) copy of the Released Executed Master Batch Record two (2) weeks after final QA review (in accordance with the Quality Agreement) and approval of the executed Master Batch Record. As the drug license holder, RevitaLid shall assume full responsibility for final disposition of each lot of the Product. Prior to use of any raw material or component in the manufacture of the Product, RevitaLid shall review the information Nephron has on file regarding the vendor, part number and any relevant testing data used to qualify that raw material or component. RevitaLid shall approve the use of any such vendor in writing prior to the initiation of any commercial manufacturing. In the event a raw material or component is determined at a later stage to contain an adventitious agent or contaminant liability will be determined subsequent to an investigation to be conducted by the Parties.

6.4.                            Permits and Licenses. Nephron shall be responsible, at its expense, to obtain and maintain all permits and licenses required for it to carry out its regulatory and the Production obligations under this Agreement.

6.5.                            Regulatory Requirements. Each Party shall use its commercially reasonable efforts to promptly notify the other of new regulatory requirements of which it becomes aware which are relevant to Production under this Agreement and which are required by the Regulatory Authorities or other applicable laws or governmental regulations, and shall confer with each other with respect to the best means to comply with such requirements.

6.6.                            Nephron’s Facility. Nephron is responsible for cGMPs compliance with all federal, state and local Regulatory Authorities, laws and regulations (“Regulations”) as they apply to Nephron’s facility. Nephron shall have no responsibility for compliance with Regulations as they relate specifically to final filling, labeling development or marketing, except as specifically set forth in the Specifications. RevitaLid assumes responsibility for all contact with the FDA and other Regulatory Authorities pertaining specifically to the Product; provided, however, Nephron shall provide to RevitaLid all such information as RevitaLid requires in connection with such contacts with the FDA and other regulatory bodies and Nephron agrees to otherwise fully cooperate with RevitaLid in connection with such matters. Nephron assumes responsibility for all contact with the FDA and other Regulatory Authorities pertaining specifically to its manufacturing facilities and processes.

6.7.                            Regulatory Authority Inspections.

6.7.1.                       Interaction with Regulatory Authorities. All interaction with Regulatory Authorities (both written and oral) that directly affects the Product or Production shall be conducted in accordance with the provisions of this Section 6. At RevitaLid’s request, Nephron will authorize Regulatory Authorities to review on RevitaLid’s behalf applications related to the Production.

6.7.2.                       Product Pre-Approval Inspection. In the case of the Product Pre-Approval Inspection by the FDA or other Regulatory Authorities related to the Product, the following shall apply: (a) Nephron shall inform RevitaLid as promptly as possible of the notice of such inspection; (b) Nephron shall permit a representative of RevitaLid to be present at such inspection, provided that RevitaLid representative is a non-participant in any such meeting, and further provided that information of other clients of Nephron is not discussed; (c) Nephron shall

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

permit the representative of RevitaLid to be present as a non-participant in each daily wrap up session for such inspection and the post-inspection wrap up session for such inspection, provided that information of other clients of Nephron is not discussed; (d) Nephron shall promptly provide RevitaLid with copies of all written materials, including, without limitation, copies of any Notice of Inspection (FDA Form 482 or equivalent), other notice of inspection, notice of violation, other similar notice, or Inspectional Observations (FDA Form 483 or equivalent) received by Nephron relating to such inspection, and Establishment Inspection Report (EIR) relating to such inspection (provided that Nephron shall have the right Lo redact such documents to the extent necessary to maintain other clients confidentiality, if applicable), and (e) Nephron shall provide RevitaLid with advance copies of all proposed responses to any such inspections, notices or actions, shall permit RevitaLid reasonable opportunity (provided that such does not prejudice Nephron’s ability to respond within 15 working days of its receipt of the Form 483 or equivalent) to review and comment on each such response, shall consider RevitaLid’s comments thereon, and shall provide RevitaLid with copies of each such response as submitted. Notwithstanding the foregoing, (i) nothing contained in this Section 6.7.2 shall be deemed to give RevitaLid the authority to deal directly with the FDA in resolving any matter arising out of the Pre-Approval Inspection without the prior written consent of Nephron, and (ii) Nephron shall use commercially reasonable efforts to promptly and diligently correct the deviations and observations identified in the Form 483 or other regulatory inspection summary. Nephron shall implement such corrections at Nephron’s expense. If Nephron’s timely failure to resolve any deviations and observations results in delays of RevitaLid’s ability to obtain product approval or bring products to market, the Parties shall mutually agree upon a fair and equitable reduction in the Purchase Price to compensate RevitaLid for such failure. If Nephron is unable to resolve any deviations and observations, then such failure shall be deemed to be a Nephron Default, subject to termination as provided in Section 15.3 below. In no event shall Nephron be liable for any lost profits to the extent due to a delay caused by Regulatory Authorities.

6.7.3.                       Other the Product Specific Inspections. In the case of an inspection (other than the Product Pre-Approval Inspection) by a Regulatory Authority the following shall apply: (a) Nephron shall, as soon as reasonably practicable, inform RevitaLid by phone or e-mail to their head of regulatory and quality of the notice of such inspection; (b) Nephron shall, to the extent the inspection relates to Production provide RevitaLid with copies of all written materials, including without limitation copies of any Notice of Inspection (FDA Form 482 or equivalent), other notice of inspection, notice of violation, other similar notice, or Inspectional Observations (FDA Form 483 or equivalent) received by Nephron relating to such inspection, and Establishment Inspection Report (EIR) relating to such inspection (provided that Nephron shall have the right to redact such documents to the extent necessary to maintain other clients confidentiality); and (c) Nephron shall provide RevitaLid with appropriately redacted copies of all responses to any such inspections, notices or actions as finally submitted. Notwithstanding the foregoing, Nephron shall use commercially reasonable efforts to promptly and diligently correct the deviations and observations identified in the Form 483 or other regulatory inspection summary. Nephron shall implement the corrections at Nephron’s expense. If Nephron’s failure to resolve any deviations and observations results in delays of RevitaLid’s ability to obtain product approval or bring products lo market, the Parties shall mutually agree upon a fair and equitable reduction in the Purchase Price to compensate RevitaLid for such failure.

6.7.4.                       Other Inspections. In the case of an inspection by a Regulatory Authority of an Nephron facility that does not directly affect Production, the following shall apply: (a)

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Nephron promptly shall provide RevitaLid with copies of all written materials (with confidential information that does not directly affect Production redacted therefrom), including without limitation copies of any Notice of Inspection (FDA Form 482 or equivalent), other notice of inspection, notice of violation, other similar notice, or Inspectional Observations (FDA Form 483 or equivalent) received by Nephron relating to such inspection, and Establishment Inspection Report (EIR) relating to such inspection (provided that Nephron shall have the right to redact such documents to the extent necessary to maintain other clients confidentiality); and (b) Nephron promptly shall provide RevitaLid with copies of all responses to any such inspections, notices or actions (with confidential information that does not directly affect the Production redacted therefrom).

6.7.5.                       Accelerated Delivery. In the event of any adverse regulatory action, including without limitation receipt by Nephron from the FDA or other Regulatory Authorities of a warning letter, injunction, restraining order, notice of intent to do any of the foregoing, or notice of intent to revoke or suspend any of Nephron’s licenses that directly affect Production or Product produced by Nephron, Nephron shall deliver to RevitaLid or its Affiliates, within forty eight (48) hours of a written request from RevitaLid and after tender by RevitaLid of the applicable Purchase Price, all the Product requested by RevitaLid in Nephron’s possession; provided that Nephron is not prohibited from doing so per any applicable law, regulation, court or agency order, notice, or ruling.

7.                                      ACCEPTANCE OF PRODUCT.

7.1.                            Product Conformity. With respect to each Batch, no later than thirty (30) days from Nephron’s delivery of the COA and Released Executed Batch Record (provided by RevitaLid) for such Batch, RevitaLid shall notify Nephron in writing if the Batch fails to meet the Product Requirements.

7.1.1.                       If RevitaLid fails to notify Nephron within the time period specified in Section 7.1 that any the Product does not conform to the Product Requirements, then RevitaLid shall be deemed to have accepted such the Product and waived its right to revoke acceptance.

7.1.2.                       If RevitaLid believes any the Product does not conform to the Product Requirements, it shall give written notice to Nephron specifying the manner in which such the Product fails to meet the Product Requirements. Guidelines for resolving any disputed claims regarding conformity of the Product are set forth in Section 7.1.3.

7.1.3.                       If there is any dispute concerning whether the Product complies with the Product Requirements or whether any such failure is due (in whole or in part) to acts or omissions of RevitaLid after delivery of the Product, the Parties first shall refer such matter to the head of Quality Department of each company for amicable settlement. In the event that the head of each Quality Department does not settle such dispute within ten (10) business days (or such later time as the Parties may agree in writing) after one party referred the matter to the other company’s Quality Department, a sample of the Product retained by Nephron and a sample of the Product delivered to RevitaLid shall be exchanged between the Parties for a counter-check. If such counter-check does not resolve the dispute, a sample of the Product retained by Nephron and a sample of the Product delivered to RevitaLid shall be submitted to an independent, qualified third party laboratory that is mutually acceptable and selected by the Parties promptly

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

in good faith. Such laboratory shall determine whether the Product delivered to RevitaLid met the Product Requirements at the time of delivery by Nephron, and such laboratory’s determination shall be final. In the event the Product provided by Nephron to the independent, qualified third party laboratory meets the Product Requirements, RevitaLid shall immediately and without delay pay Nephron the Purchase Price. The non-prevailing party shall bear the costs of such laboratory or consultant, except as set forth in Section 7.2.2.

7.2.                            Remedies for Non-Conforming Product.

7.2.1.                       In the event Nephron agrees that any the Product is non-conforming or the independent laboratory determines that the shipment of the Product is non-conforming, Nephron shall, at RevitaLid’s option, replace such non-conforming the Product as soon as practical in the next available manufacturing time slot from the date of determination by the third party of nonconformity or agreement by Nephron of such non-conformity.

7.2.2.                       In the event Nephron agrees, or the independent laboratory or consultant determines, that the Product is non-conforming due in whole or in part to the negligence or willful misconduct of Nephron, then to the extent such nonconformity results from the negligence or willful misconduct of Nephron, Nephron shall be responsible for the cost of the Production and delivery of the replacement Product.

7.3.                            Product Recalls. Each party promptly shall notify the other if any Batch of the Product is alleged or proven to be the subject of a recall, market withdrawal or correction. Nephron shall be responsible for coordinating any recall, market withdrawal or field correction of the Product, and recall, market withdrawal or correction shall be conducted in accordance with the provisions of the Quality Agreement. Nephron shall provide RevitaLid with a copy of all documents relating to such recall, market withdrawal or field correction. RevitaLid shall cooperate with Nephron (including providing Nephron with all data, information and documents requested by Nephron) in connection with such recall, market withdrawal or field correction, at Nephron’s expense. Unless such recall is caused solely by the negligence, omission or willful misconduct of RevitaLid or solely by RevitaLid’s breach of its warranties or obligations under this Agreement, Nephron shall be responsible for all of the costs and expenses of such recall, market withdrawal or field correction. In the event a recall, market withdrawal or field correction is necessary because of RevitaLid’s breach of this Agreement or its negligence, omission or willful misconduct, RevitaLid will bear all reasonable costs associated with such recall, market withdrawal or field correction (including but not limited to costs associated with receiving and administering the recalled Drug Substance and notification of the recall to those persons whom Nephron deems appropriate).

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.                                      CHANGES IN PRODUCTION. Nephron shall inform RevitaLid within fifteen (15) days of the result of any development that directly affects Production or changes to the Product- specific Nephron SOPs. Nephron shall give written notice to RevitaLid of any such changes, and RevitaLid and Nephron will review such development or changes in accordance with the Quality Agreement. Nephron shall assure that all such changes to the Product-specific Nephron SOPs are consistent with the Product Master Plan unless the Parties otherwise expressly agree in writing. Nephron shall only make changes to the Product Master Plan that are in accordance with Section 4.2.

9.                                      CONFIDENTIALITY.

9.1.                            Confidential Information. During the Term of this Agreement, and for a period of live (5) years following the expiration or earlier termination hereof, each party shall maintain in confidence all Confidential Information disclosed by the other party (including all Confidential Information disclosed prior to the Term of this Agreement pursuant to a written confidentiality agreement between the Parties), and shall not use, grant the use of or disclose to any third party the Confidential Information of the other party other than as expressly permitted hereby. Each party shall notify the other promptly upon discovery of any unauthorized use or disclosure of the other party’s Confidential Information.

9.2.                            Terms of this Agreement. Except as otherwise provided in this Agreement, during the Term of (his Agreement and for a period of five (5) years thereafter, neither party shall disclose any terms or conditions of this Agreement to any third party without the prior consent of the other party. Notwithstanding the foregoing, prior to execution of this Agreement, the Parties have agreed in writing upon the substance of information that can be used to describe the terms of this transaction, and each party may disclose such information, as modified by mutual agreement from time to time, without the other party’s consent.

9.3.                            Limitations on Disclosure. Each party shall limit the disclosure of the Confidential Information of the other party and the terms of this Agreement on a need-to-know basis to those directors, officers, employees, consultants, legal and financial advisors, clinical investigators, contractors, (sub)licensees, distributors or permitted assignees, to the extent such disclosure is reasonably necessary in connection with such party’s activities as expressly authorized by this Agreement. To the extent that disclosure is authorized by this Agreement, prior to disclosure, each party hereto shall obtain agreement of any such Person to hold in confidence and not make use of the Confidential Information for any purpose other than those permitted by this Agreement.

9.4.                            Permitted Disclosures. The confidentiality obligations contained in this Section 9 shall not apply to the extent that such disclosure is reasonably necessary in the following instances: (a) complying with an applicable law, regulation of a governmental agency (including any regulatory or governmental body or securities exchange) or order of a court of competent jurisdiction, or responding to a subpoena, request for production of documents or other lawful court process, (b) obtaining approval to test or market the Product, (c) filing or prosecuting patents owned by the receiving party, (d) prosecuting or defending litigation, and (e) disclosure to investment bankers, investors, and potential investors, each of whom prior to disclosure must be bound by similar obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Section 9, provided in each case that the disclosing party shall provide

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

written notice thereof to the other party and reasonable opportunity to object to such disclosure or to request confidential treatment thereof, if available.

10.                               INVENTIONS.

10.1.                     Existing Intellectual Property. Except as the Parties may otherwise expressly agree in writing, each party shall continue to own its existing patents, know-how, trademarks, copyrights, trade secrets and other intellectual property, without conferring any interests therein on the other party. Without limiting the generality of the preceding sentence, Nephron specifically acknowledges and agrees that Nephron is performing the services under this Agreement as work for hire and that all written materials and other works which may be subject to copyright, and all patentable and unpatentable inventions, ideas, improvements, or discoveries conceived or made by Nephron while performing the services and which arise out of the services (the “Developments”) shall be the sole and entire property of RevitaLid, and Nephron hereby assigns all right, title and interest in and to any such Developments to RevitaLid. Nephron agrees lo disclose promptly any such Developments to RevitaLid, without royally or any other consideration, and in any event, prior to the termination of this Agreement. Nephron agrees to (a) execute any document of assignment or title to transfer and perfect title to said Developments as RevitaLid may, from time to time, deem appropriate, and (b) cooperate fully in obtaining whatever protection for such Developments, including patent rights, RevitaLid shall require. Nephron hereby assigns all rights, title, and interest to any copyrights generated from the Services to RevitaLid. Nephron agrees that the Purchase Price is full and complete compensation for all obligations assumed by Nephron under this Agreement and in full satisfaction of any and all fees and royalties to which Nephron may be entitled by law or otherwise, including without limitation, the law of any country in which Nephron is resident during the Term. The obligations of Nephron under this Section to execute title documents and cooperate in matters of title protection shall not terminate upon the termination of this Agreement, but rather, shall continue in effect thereafter with respect to all such obligations; provided, however, that RevitaLid shall reimburse Nephron for all out-of-pocket expenses incurred by Nephron in performing services under this Section requested by RevitaLid after termination of this Agreement. Nephron represents and warrants that all persons performing Services shall be obligated as a matter of law, or shall have entered into agreements with Nephron obligating them, to assign to Nephron all Developments (whether or not patentable), and works of original authorship to Nephron. Nephron agrees to hold all Developments confidential in accordance with Section 10 of this Agreement. Notwithstanding the foregoing, Developments shall not include patentable and unpatentable inventions, ideas, improvements, or discoveries conceived or made by Nephron which do not relate or apply solely to the “Services” being performed by Company for RevitaLid. Further, the Parties acknowledge that RevitaLid is the sole owner of any interest arising under the United States Patent Act, the United Slates Trademark Act, the United States Copyright Act and all other applicable laws, rules and regulations in any country for the Product, Labeling and trademarks associated therewith (collectively, “RevitaLid’s Intellectual Property”). Neither Nephron nor any third party shall acquire any right, title or interest in RevitaLid’s Intellectual Property by virtue of this Agreement or otherwise, except to the extent expressly provided in this Agreement.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

10.2.                     Inventions.

10.2.1.                All right, title and interest in all Product Inventions, whether or not patentable, and other intellectual property rights therein, shall be owned by RevitaLid. Nephron shall promptly disclose to RevitaLid all data and information related to any Product Invention.

10.2.2.                All right, title and interest in all Process Inventions (inclusive of vial shape and design), together with all patent rights and other intellectual property rights therein, shall be owned by Nephron, including any Process Inventions generated or conceived during the Term of this Agreement. Nephron hereby grants to RevitaLid a non-exclusive, royalty-free license to use Nephron Intellectual Property and Process Invention(s) to the extent required and necessary for RevitaLid to carry out the obligations under this Agreement.

10.2.3.                Each of RevitaLid and Nephron shall, and does hereby, assign, and shall cause its Affiliates, employees, consultants and agents to so assign with full title guarantee, to the other party, without additional compensation, such right, title and interest in and to any Intellectual Property (including Inventions) as is necessary to fully effect the ownership provisions set out in this Section 10 and any accrued rights of action in respect thereof. Each of RevitaLid and Nephron shall, if so requested by the other Party, execute all such documents and do all such other acts and things as may be reasonably required to comply with this Section 10 to vest in the appropriate Party all rights in the relevant Intellectual Property and shall procure execution by any named inventor of all such documents as may reasonably be required by the other Party in connection with any related patent application.

10.3.                     Rights in Intellectual Property. The party owning any intellectual property shall have the worldwide right to control the drafting, filing, prosecution and maintenance of patents covering the Inventions relating to such intellectual property, including decisions about the countries in which to file patent applications. Patent costs associated with the patent activities described in this Section 10.4 shall be borne by the sole owner. Each party will cooperate with the other party in the filing and prosecution of patent applications. Such cooperation will include, but not be limited to, furnishing supporting data and affidavits for the prosecution of patent applications and completing and signing forms needed for the prosecution, assignment and maintenance of patent applications.

10.4.                     Confidentiality of Intellectual Property. Intellectual property shall be deemed to be the Confidential Information of the party owning such intellectual property. The protection of each party’s Confidential Information is described in Section 9. Any disclosure of information by one party to the other under the provisions of this Section 10 shall be treated as the disclosing party’s Confidential Information under this Agreement. It shall be the responsibility of the party preparing a patent application to obtain the written permission of the other party to use or disclose the other party’s Confidential Information in the patent application before the application is filed and for other disclosures made during the prosecution of the patent application.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

11.                               REPRESENTATIONS AND WARRANTIES.

11.1.                     Mutual Representations. Each party hereby represents and warrants to the other party that (a) the person executing this Agreement is authorized to execute this Agreement; (b) this Agreement is legal and valid and the obligations binding upon such party are enforceable by their terms; and (c) the execution, delivery and performance of this Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which such party may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

11.2.                     Nephron Warranty. Nephron represents and warrants that, as of the time of delivery to RevitaLid in accordance with this Agreement, all of the Products Produced under this Agreement (a) will conform to the Specifications, will have been Produced in accordance with cGMPs and all applicable laws and regulations set forth in this Agreement and in accordance with the applicable Certificates of Analysis (provided in accordance with the Quality Agreement) accompanying each Batch of the Product, and (c) will not be adulterated or misbranded within the meaning of the FD&C Act. Nephron represents and warrants that it has obtained (or will obtain prior to Production), and will remain in compliance with during the Term of this Agreement, all permits, licenses and other authorizations (the “Permits”) which are required under federal, state and local laws, rules and regulations applicable to the Production as specified in the Product Master Plan; provided, however, Nephron shall have no obligation to obtain Permits relating to the sale, marketing, distribution or use of the Product or with respect to the Labeling of the Product. Nephron represents and warrants that (i) no Nephron employees performing services on behalf of Nephron under this Agreement have been debarred under Section 306 of the FD&C Act, and (ii) to its knowledge, no persons (other than Nephron employees) performing services on behalf of Nephron under this Agreement have been debarred under Section 306 of the FD&C Act.

11.3.                     RevitaLid Warranty. RevitaLid represents and warrants that to the best of its knowledge it owns all right, title and interest in and to, or otherwise has lawful rights or licenses to practice and use, the RevitaLid Intellectual Properly practiced and used by it in the design, production and manufacture of the Product, and RevitaLid has not received any notice of any present or threatened claim, action or proceeding alleging that any part of the RevitaLid Intellectual Property infringes any third party’s intellectual property rights, and Nephron may perform its obligations contemplated in this Agreement without infringing any third party’s intellectual property rights in respect of the Product, including, without limitation, practicing or using RevitaLid Process Technology, and without any royalty, fee or similar payment of any kind being or becoming due or payable by Nephron to any third party in respect of the Product or the practice or use of RevitaLid Process Technology.

11.4.                     Disclaimer of Warranties. Except for those warranties set forth in Sections 11.1 and 11.2 of this Agreement, Nephron makes no warranties, written, oral, express or implied, with respect to the Product or the Development and the Production of the Product. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT HEREBY ARE DISCLAIMED BY NEPHRON. NO

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

WARRANTIES OF NEPHRON MAY BE CHANGED BY ANY REPRESENTATIVES OF NEPHRON. RevitaLid accepts the Product subject to the terms hereof.

11.5.                     Disclaimer of Warranties. Except as expressly set forth in this Agreement, RevitaLid makes no warranties, written, oral, express or implied, with respect to the Product. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT HEREBY ARE DISCLAIMED BY REVITALID. NO WARRANTIES OF REVITALID MAY BE CHANGED BY ANY REPRESENTATIVES OF REVITALID.

12.                               LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR LOSS OF USE OR PROFITS OR OTHER COLLATERAL, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR PUNITIVE DAMAGES, INCLUDING BUT NOT LIMITED TO THE COST OF A RECALL, EXCEPT AS SET FORTH IN SECTIONS 7 AND 11, WHETHER SUCH CLAIMS ARE FOUNDED IN TORT OR CONTRACT.

13.                               INDEMNIFICATION.

13.1.                     RevitaLid Indemnification. Subject to Section 12, RevitaLid shall indemnify, defend and hold harmless Nephron and its Affiliates and each of their respective directors, shareholders, officers, employees, authorized subcontractors and agents from and against any and all liabilities, obligations, penalties, judgments, disbursements of any kind and nature, losses, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and costs) incurred as a result of any claims, demands, actions or other proceedings by unaffiliated third (collectively “Claims”) to the extent arising out of: (a) any property damage or personal injury (including without limitation death) of third parties resulting from RevitaLid’s storage, promotion, labeling, marketing, distribution, use or sale of the Product, except to the extent that such property damage or personal injury is caused by the negligence, omission or willful misconduct of Nephron, (b) the negligence, omission or willful misconduct of RevitaLid, its Affiliates or any of their respective directors, shareholders, officers, employees, authorized subcontractors and agents, (c) any claim that the practice of any RevitaLid Intellectual Property or the use of any material or information provided by RevitaLid pursuant to this Agreement infringes or violates the intellectual property rights of any third party, and (d) any breach by RevitaLid of its representations or obligations under this Agreement.

13.2.                     Nephron Indemnification. Subject to Section 12, Nephron shall indemnify, defend and hold harmless RevitaLid and its Affiliates and each of their respective directors, shareholders, officers, employees, authorized subcontractors and agents from and against any and all Claims to the extent arising out of: (a) the negligence, omission or willful misconduct of Nephron, its Affiliates or any of their respective directors, shareholders, officers, employees, authorized subcontractors and agents, and (b) any breach by Nephron of its representations or obligations under this Agreement.

13.3.                     Indemnitee Obligations. A party (the “Indemnitee”) which intends to claim indemnification under this Section 13 shall promptly notify the other party (the “Indemnitor”) in writing of any claim, demand, action, or other proceeding in respect of which the Indemnitee

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

intends to claim such indemnification; provided, however, that failure to provide such notice within a reasonable period of time shall not relieve the Indemnitor of any of its obligations hereunder except to the extent the Indemnitor is prejudiced by such failure. The Indemnitee shall permit, and shall cause its Affiliates, and their respective directors, officers, employees, subcontractors and agents to permit, the Indemnitor, at its discretion, lo settle any such action, claim or other matter, and the Indemnitee agrees lo the complete control of such defense or settlement by the Indemnitor. Notwithstanding the foregoing, the Indemnitor shall not enter into any settlement that would adversely affect the Indemnitee’s rights hereunder, or impose any obligations on the Indemnitee in addition to those set forth in this Agreement, in order for it to exercise such rights, without Indemnitee’s prior written consent, which shall not be unreasonably withheld or delayed. No such action, claim or other matter shall be settled without the prior written consent of the Indemnitor, which shall not be unreasonably withheld or delayed. The Indemnitee, its Affiliates, and their respective directors, officers, employees, subcontractors and agents shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation and defense of any claim, demand, action, or other proceeding covered by the indemnification obligations of this Section 13. The Indemnitee shall have the right, but not the obligation, to be represented in such defense by counsel of its own selection and at its own expense.

14.                               INSURANCE. Each party shall maintain such insurance with respect to the manufacture or distribution of the Product, as applicable to each party, in such amounts as such party customarily maintains with respect to the manufacture or distribution of similar products. Each party shall maintain such insurance for not less than one (1) year following the expiration date of the last the Product Produced under this Agreement.

15.                               DEFAULT AND REMEDIES.

15.1.                     RevitaLid shall be in default under this Agreement (a “RevitaLid Default”) upon the occurrence of any of the following events:

15.1.1.                RevitaLid shall fail to pay when due any amount required to be paid by RevitaLid under this Agreement;

15.1.2.                RevitaLid shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it under this Agreement and such failure shall continue unremedied for a period of thirty (30) days after written notice of such failure by Nephron;

15.1.3.                any representation or warranty made by RevitaLid in this Agreement or in any document or certificate furnished by RevitaLid in connection with this Agreement or pursuant to this Agreement shall prove to be incorrect at any time in any material respect and such failure shall continue unremedied for a period of thirty (30) after written notice thereof by Nephron.

15.2.                     Upon the occurrence of any RevitaLid Default, Nephron may: (i) terminate this Agreement; and/or (ii) exercise any other right or remedy which may be available to it under any applicable law.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

15.3.                     Nephron shall be in default under this Agreement (a “Nephron Default”) upon the occurrence of any of the following events:

15.3.1.                Nephron shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it under this Agreement and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof by RevitaLid; or

15.3.2.                any representation or warranty made by Nephron in this Agreement or in any document or certificate furnished by Nephron in connection with this Agreement or pursuant to this Agreement shall prove to be incorrect at any time in any material respect and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof by RevitaLid.

15.4.                     Upon the occurrence of any Nephron Default, RevitaLid may: (i) terminate this Agreement; or (ii) exercise any other right or remedy which may be available to RevitaLid under any applicable law.

15.5.                     In the event RevitaLid has caused a monetary default under the Agreement, Nephron shall not be obligated to ship any Products or work-in-process until all amounts due and owing are paid in full.

15.6.                     Except as otherwise provided in Section 11, of this Agreement, no right or remedy of either party referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other right or remedy under this Agreement or otherwise available to such Party at law or in equity.

15.7.                     Each party shall pay all costs, charges, and expenses, including reasonable attorneys’ fees and expenses, incurred by the other party in the collection of any sums that may be due and owing to the other party by such party under this Agreement, except to the extent otherwise provided as to the costs of arbitration in Section 17.8 of this Agreement.

16.                               TERM AND TERMINATION.

16.1.                     Term.

16.1.1.                Subject to the provisions of Section 16.2 of this Agreement, this Agreement shall have an initial term (the “Initial Term”) commencing on the Effective Date and continuing for a period of five (5) years.

16.1.2.                RevitaLid may extend the Term of this Agreement additional periods (each, an “Additional Term” and defined as consisting of twelve (12) months) by delivering written notice of extension to Nephron with respect to each such Additional Term, at least ninety (90) days prior to the end of the Initial Term or the Additional Term that is then in effect.

16.1.3.                In the event that an Additional Term becomes effective, then the terms and conditions of this Agreement shall apply to such Additional Term, except for any modifications that have been mutually agreed by the Parties in writing.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

16.1.4.                For purposes of this Agreement, the “Term” means the period commencing on the Effective Date and continuing until the Termination Date, as determined pursuant to Section 16.2 of this Agreement.

16.2.                     Termination due to Regulatory or Infringement Issues. RevitaLid may terminate this Agreement upon fifteen (15) days prior written notice to Nephron if: (a) a Regulatory Authority withdraws marketing rights for, or otherwise precludes the sale of, the Product (or any product for which the API is an active ingredient), or (b) RevitaLid becomes aware of the possible infringement of a third party’s intellectual property by the making, using, selling or importing of the Product (or any product for which the API is an active ingredient).

16.3.                     Termination. This Agreement will terminate on the earliest of the following dates (any such date, the “Termination Date”):

16.3.1.                the later to occur of the last day of the Initial Term and the last day of any Additional Term that becomes effective;

16.3.2.                the date on which this Agreement is terminated as a result of the exercise by either Party of any right of termination under Section 17.6 (Force Majeure) of this Agreement; or

16.3.3.                the date on which this Agreement is terminated as a result of the exercise by either Party of any right of termination under Section 15.1 (Default and Remedies) of this Agreement; or

16.3.4.                the date on which this Agreement is terminated by RevitaLid as a result of the exercise of its right of termination under Section 16.2 (Termination due to Regulatory or Infringement Issues of this Agreement).

16.4.                     Effect of Termination. In the event of the termination of this Agreement, the Parties shall be released from any and all obligations under this Agreement, except for the following:

16.4.1.                Except in the event of a Nephron Default under Section 15.3 or a Force Majeure Event that affects the performance by Nephron pursuant to Section 17.6, RevitaLid shall be obligated to pay Nephron any amounts payable by RevitaLid through the Termination Date;

16.4.2.                Except in the event of a Nephron Default under Section 15.3 or a Force Majeure Event that affects the performance by Nephron pursuant to Section 17.6, RevitaLid shall be obligated to pay to Nephron the applicable Purchase Price for (i) all finished Products, (ii) all work-in-process commenced by Nephron, including without limitation Incurred Product (as defined below), except with respect to clause (ii) in the event the termination is due to a breach by Nephron and such work-in-process cannot be delivered to RevitaLid or a new manufacturer for completion, and (iii) all outside costs incurred under the Agreement up to the Termination Date, including but not limited to, Raw Materials, supplies, authorized travel and other expenses, provided such costs were reasonable and necessary based on the Order Forecasts provided by RevitaLid. RevitaLid shall make payments for all amounts due within thirty (30) days from the date of receipt by RevitaLid of the applicable invoice. As used in this Section, “Incurred

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Product” means all Raw Materials, documentation, and equipment purchased by Nephron for use in the Production of the Product under this Agreement, to the extent any such materials, documentation or equipment cannot be returned to its source for a refund or used in manufacturing operations with Nephron’s other customers; and

16.4.3.                if this Agreement is terminated by Nephron due to a RevitaLid Default under Section 15.1 of this Agreement, or by Nephron as a result of the exercise of its right of termination under Section 16.2 (Termination due to Regulatory or Infringement Issues of this Agreement), then RevitaLid shall pay to Nephron damages based upon the early termination of this Agreement in an amount of the Firm Purchase Commitment in effect at the time of such termination (the “Early Termination Charge”).

16.4.4.                if this Agreement is terminated by RevitaLid due to an Nephron Default pursuant to Section 15.1 of this Agreement, Nephron shall be liable to RevitaLid for damages incurred by RevitaLid, subject lo the limitations set forth in Section 11 and Section 12 of this Agreement; and

16.4.5.                The obligations of the Parties under of Sections 9 through 17 of this Agreement shall survive the expiration or termination of this Agreement.

16.5.                     Files and Records. Nephron shall store the originals or electronic copies of all manufacturing and process development documents and records relating to the Product according to cGMPs in a safe and secure facility for at least one (1) year following the Termination Date or five (5) years from the date of manufacture if there is no expiration date under this Agreement, and shall permit the FDA or other Regulatory Authorities access to such documents and records lo the extent requested thereby. For a period of twelve (12) months following the Termination Date, Nephron shall make available to RevitaLid for review, any non-confidential information contained therein that is reasonably related to the Product that may be used by RevitaLid to support any investigational studies or commercial marketing of the Product.

17.                               MISCELLANEOUS.

17.1.                     Entire Agreement. This Agreement (including the Exhibits to this Agreement) constitutes the full and entire understanding and agreement between the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the Parties are expressly canceled. Any oral or written representation, warranty, course of dealing or trade usage not contained or referenced in this Agreement shall not be binding on either party. Each party acknowledges and agrees that it has not relied on, or been induced by, any representations of the other party not contained in this Agreement.

17.2.                     Notices. Any notices desired or required to be given pursuant to this Agreement shall be in writing and addressed to the party at its address as set forth on the signature page to this Agreement, and shall be served in accordance with the following: (i) by personal delivery, in which case notice is deemed given when delivered to the addressee; or (ii) sent prepaid by internationally recognized courier delivery service (such as DHL or Federal Express) in which case notice is deemed given on the date of delivery. Either party may modify its address for

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

delivery of notices by written notice to the other party sent in accordance with the provisions of this Section 17.2.

17.3.                     Modification: Waiver. Modifications, waivers, additions or amendments to this Agreement shall be binding on a party only if they are in writing and signed by a representative of such party. The failure of either party to enforce, at any time or for any period of time, any of the provisions of this Agreement shall not constitute a waiver of such provisions or of the right of such party to enforce each and every provision of this Agreement.

17.4.                     Assignment.

17.4.1.                Except as provided in Section 17.4.1, neither party shall assign this Agreement or any part hereof or any interest in this Agreement to any third party (or use any subcontractor) without the written approval of the other party; provided, however, that RevitaLid may assign this Agreement in its entirety to a successor in the event of a merger or upon the sale of all or substantially all of its assets to a successor. No assignment shall be valid unless the permitted assignee(s) assumes all obligations of its assignor under this Agreement. No assignment shall relieve any party of responsibility for the performance of its obligations under this Agreement. Except as otherwise expressly provided herein, the provisions of this Agreement shall insure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties hereto. Any purported assignment in violation of this Section 17.4 shall be void.

17.4.2.                Nephron shall be entitled to engage its Affiliate, Nephron SC, to Produce the Product, as a subcontractor to Nephron, subject to the following conditions: (i) Nephron shall remain fully liable for the performance of all of its obligations under this Agreement, including the duties delegated to Nephron SC; (ii) Nephron SC has all licenses required to perform the duties delegated to Nephron SC; and (iii) such delegation will not adversely affect the timely performance of the obligations of Nephron under this Agreement.

17.5.                     Independent Contractor. Nephron and RevitaLid are acting under this Agreement as independent contractors and neither shall be considered an agent of, or joint venturer with, the other. Unless otherwise provided in this Agreement to the contrary, each party shall furnish all expertise, labor, supervision, machining and equipment necessary for the performance of its obligations under this Agreement and shall obtain and maintain all permits and licenses required by public authorities.

17.6.                     Force Majeure. Neither party shall be liable for any delay in performing or for failure to perform its obligations under this Agreement if such delay or failure resulted from acts of God or other occurrences beyond its reasonable control and without its fault or negligence. Such acts or occurrences shall include, but are not limited, to earthquakes, floods, fires, power failures, communications failures, epidemics, strikes, lockouts, war, component shortage, terrorist activity or government regulation which occur after the Effective Date (each an “Event of Force, Majeure”). If an Event of Force Majeure occurs, the date(s) for performance of the obligation affected shall be postponed to the extent necessary by the Event of Force Majeure, provided that if any Event of Force Majeure continues for a period exceeding three (3) months, either party shall have the right to terminate this Agreement upon delivery of written notice to

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

the other party. Each party shall use commercially reasonable efforts to minimize the effects of any Event of Force Majeure.

17.7.                     Governing Law. This Agreement shall be governed by the laws of the [***], excluding any provisions related to conflicts of laws.

17.8.                     Dispute Resolution.

(a)                            All disputes arising in connection with this Agreement shall be settled, if possible, by negotiation between the Parties. If settlement cannot be reached by negotiation, then the dispute shall be settled finally by arbitration to be conducted in accordance with the Rules of Arbitration of the American Arbitration Association (the “AAA”), in effect on the date of the institution of arbitration by either party.

(b)                            The matter shall be heard and decided, and awards rendered by a panel of three arbitrators (the “Arbitration Panel”). Nephron and RevitaLid shall each select one arbitrator and those two arbitrators shall select a third arbitrator; provided, however, that in the event the two arbitrators cannot agree on a third arbitrator, the AAA shall select a third arbitrator, who shall be an individual with substantial experience in the pharmaceuticals industry. The venue for the Arbitration shall [***]. In arriving at their decision, the arbitrators shall consider the pertinent facts and circumstances and be guided by the terms and conditions of this Agreement; and, if a solution is not found in the terms of this Agreement, the arbitrators shall apply the governing law of the Agreement. Both Parties shall have the right to present documentary evidence, witnesses and to cross-examine witnesses. The decision of the arbitrators shall be final and binding upon both Parties, and neither party shall seek recourse to a law court or other authorities to appeal for revisions of such decision. The Parties shall be entitled to seek, and the arbitrators shall be entitled to grant provisional remedies. Reasonable expenses of the arbitration shall be borne as the arbitrators may determine. On request of either party, a transcript of the hearings shall be prepared and made available to the Parties, provided that the cost of such transcript shall be paid by the requesting party.

17.9.                     Prevailing Party. In the event of any legal proceedings between the Parties with regard to this Agreement, the prevailing party shall be entitled to receive from the non-prevailing party and the non-prevailing party shall pay upon demand all reasonable fees and expenses of counsel for the prevailing party.

17.10.              Waiver of Right to Jury Trial. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SUBJECT MATTER OF THIS AGREEMENT OR THE RELATIONSHIP OF THE PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HEREBY FURTHER WARRANTS AND

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

17.11.              Severability. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition of unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17.12.              Third Party Beneficiaries. Except as expressly provided in Section 12 (Limitations of Liability) and Section 13 (Indemnification) of this Agreement, nothing in this Agreement is intended to confer upon any person, other than the Parties or their respective successors, any rights or remedies under or by reason of this Agreement.

17.13.              Form of Consent. In any case where the consent or approval of either party is required, no such consent or approval shall be valid unless the same shall be in writing and signed by a representative of such party.

17.14.              Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

17.15.              Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

17.16.              Ambiguity. No ambiguity in any provision of this Agreement shall be construed against either party by virtue of the fact that such party, or its counsel, drafted such provision.

[Signature Page Follows]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, each of the Parties has executed this Agreement as of the Effective Date.

NEPHRON:

NEPHRON PHARMACEUTICALS CORPORATION

By:	/s/ Lou Wood Kennedy

Its:	CEO & President

Name:	Lou Wood Kennedy

Address:

3855 St Valentine Way
Orlando, FL 32811

REVITALID:

REVITALID, INC.

By:	/s/ Barry Butler

Its:	President & CEO

Name:	Barry Butler

Address:

400 N. Ashley Drive
Suite 2150
Tampa, Florida 33602

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT A

Purchase Price

CLINICAL TRIAL MATERIAL:

The Purchase Price for the Clinical Trial Material described in Section 3.2 and 3.3 of the Agreement is [***], with [***] due upon the commencement of Production and [***] due upon delivery and acceptance of the [***] Batches of Clinical Trial Material by RevitaLid.

COMMER1CAL PHASE:

The Purchase Price for each Unit during the Commercial Phase will be equal to up to [***], subject to volume discounts and other adjustments described in this Exhibit A.

Nephron shall be entitled to increase the Purchase Price as follows:

1.                                      On each anniversary of the Effective Dale, Nephron may increase the Purchase Price by the percentage increase in the CPI during the twelve (12) month period ending one month prior to such anniversary date, and

2.                                      On each anniversary of the Effective Date, Nephron may increase the Purchase Price to reflect any increase in the cost of the Raw Materials utilized in the manufacture of the Product, including the API and low density polyethylene foil during the twelve (12) month period ending one month prior to such anniversary date (to the extent that such increase is in excess of the increase in the CPI for such period).

“CPI” means the Consumer Price Index published by the Bureau of Labor Statistics of the United States Department of Labor for all Urban Consumers (CPI-U) — U.S. All Items (1982-1984 = 100). If the CPI is discontinued, comparable statistics on the purchasing power of the consumer dollar as published at (he time of said discontinuation by a responsible financial periodical oi recognized authority selected by Nephron, shall be used for making the above computation. If the Standard Reference Base used in computing the CPI is changed such that the CPI for the 1982-84 = 100 Standard Reference Base is no longer published, the figures used in making the foregoing adjustments shall accordingly be changed so that all increases in the CPI are taken into account notwithstanding any change in the Standard Reference Base.

The Purchase Price includes the cost of the Raw Materials, including API, Finishing Ingredients, Packaging, and Conversion Cost.

“API” means has the meaning set forth in Section 1.3 of the Agreement.

“Finishing Ingredients” means all ingredients, if any, added to the API to manufacture the Product.

“Packaging” means all material used to prepare a fully packaged Product, including without limitation, resin, foil, labeling, cartons, inserts, and shipping cases, as applicable.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Conversion Costs” means (i) the per-Unit cost associated with manufacturing, packaging, labeling, carton packaging, and preparing of the Product for shipment, and (ii) the cost associated with quality control testing and release of the API, Finishing Ingredients, Packaging, all other materials, and finished Product, in-process testing, packaged goods testing and stability program testing.